Exhibit 36

Power of Attorney Page 1 of 7 Schwab.com 1-800-435-4000 (inside the U.S.) +1-415-667-8400 (outside the U.S.) 1-888-686-6916 (multilingual services) • Use this form to authorize a third party (referred to as your “Agent” or “Attorney-in-Fact”) to act on your behalf in connection with your Individual Retirement Account (IRA), your Schwab One® brokerage account and, if applicable, your linked Schwab Bank High Yield Investor Checking® account. • Power of Attorney (POA) authority does not apply to custodial accounts unless you are an Investment Advisor acting in the capacity of a Limited Power of Attorney (LPOA). • POA on fiduciary accounts (e.g., estates, guardianships and conservatorships) may be restricted by state laws or other standards. • Agents must be U.S. citizens or U.S. resident aliens with a U.S. mailing address. • If you are seeking to add an Agent to a trust account or a business account, Schwab may require additional documentation. • This is a nondurable POA, meaning it will terminate when Schwab receives notice of the death or incapacity of the Account Holder(s). If Schwab is notified that you become incapacitated and can no longer make your own decisions or manage your own affairs, the authority granted to your Agent will end. If there is anything about this POA that you do not understand, please consult with an attorney. • If you have a Schwab Global Account™ and wish to add a POA, you will need to complete a Power of Attorney for Schwab One Brokerage Account and Associated Schwab Global Account form. • This is an important legal document that gives another person authority(ies) over your account. Please review it carefully with a trusted legal professional before you sign it. Please Remember to: • Choose your Agent’s type of authority in Section 2. • If a new Account Holder is being added to an account with an existing POA, the new Account Holder and POA must complete this form. • Obtain all Agent and Account Holder signatures in Sections 6 and 7 and obtain notarization for the Account Holder signature(s) in Section 8. • If the powers granted to an individual who is currently a POA are changing, all account holders and the POA are required to complete this form. • Have your Agent complete the Add Options Trading and Margin to Your Account form if the account is approved for options trading. 1 Tell Us About Yourself (Account Holder[s]) This Power of Attorney applies only to the following account. We respect your privacy. Schwab and Schwab Bank may use the information you provide to communicate with you and provide information about products and services. Read about the privacy policy of Schwab and Schwab Bank at www.schwab.com/privacy. Account Number Account Holder or Trust/Organization As required by federal law, Schwab and Schwab Bank will use this information to verify your identity. As required by federal law, Schwab and Schwab Bank will use this information to verify your identity. Name Title, First Middle Name Last Name, Suffix Name Trust/Organization Additional Account Holder or Trust/Organization Name Title, First Middle Name Last Name, Suffix Name Trust/Organization Investment Products: Not FDIC-Insured • No Bank Guarantee • May Lose Value ©2018 Charles Schwab & Co., Inc. All rights reserved. Member SIPC. AFTIA (1216-PA87) APP13049-24 (07/18)

©2018 Charles Schwab & Co., Inc. All rights reserved. MemberSIPC. AFTIA (1216-PA87) APP13049-24 (07/18)

Power of Attorney	Page 2 of 7

Power of Attorney 2 Choose Your Agent’s Type of Authority (Select A or B) Please choose the type of authority you wish to grant your Agent: Limited Power of Attorney or Full Power of Attorney. You can select only ONE type of authority. This grant of authority is not available to Investment Advisors. Granting Power of Attorney gives your Agent a broad range of authority over your accounts, whether you grant your Agent trading authority (Limited Power of Attorney, or LPOA) or trading and withdrawal authority (Full Power of Attorney, or FPOA). Please select only ONE type of authority you wish to grant your Agent below. A. Trading Authority Trading Authority (LPOA) gives your Agent the authority to: • Trade in your account in the same manner and extent that you are permitted to do. • View your account online. • Incur additional margin debt, if your account is approved for margin. Please review the attached Power of Attorney Authorization and Agreement for more information about the powers, roles and responsibilities of all parties. LPOA does not allow your Agent to make withdrawals, transfer funds or securities out of your account, close your account, change the mailing address on your account or activate a Schwab One® Visa® Platinum Debit Card. B. Trading and Withdrawal Authority Trading and Withdrawal Authority (FPOA) gives your Agent trading authority as described in A above, plus the authority to: • Withdraw funds from your account, including requesting that a check, electronic funds transfer (EFT) or wire transfer be sent to someone other than you, including a withdrawal made payable to the Agent. • Request that assets in your account be transferred to another Schwab account in the name of a third party, including a transfer to the Agent’s separate Schwab account. • Execute or change a beneficiary designation on your behalf on your eligible Schwab accounts (your Agent may not execute a beneficiary designation in favor of himself or herself). Write checks on your account, including checks made payable to any third party and the Agent. Please review the attached Power of Attorney Authorization and Agreement for more information about the powers, roles and responsibilities of all parties. An FPOA does not allow your Agent to add margin or options trading features to your account. With FPOA, your Agent cannot transfer securities out of your Schwab account to another brokerage firm unless the Agent also has a separate Durable Power of Attorney. With FPOA, your Agent can change his or her own password to access your account but cannot change your password, close your account or change the mailing address on your account. For a trust account (other than a revocable living trust account, in which the Trustor[s], Trustee[s] and current beneficiary[ies] are all the same individuals), before granting FPOA, Schwab will require photocopies of the following pages from the trust document: Please remember to include these materials for a trust document. • Title pages containing the name and date of the trust, Trustor(s) and Trustee(s) • Signature page(s) • Pages setting forth the Trustee(s)’ authority to delegate powers and appoint Agents 3 Authorize Duplicate Materials for Your Agent Please select which materials should be sent to your Agent. Your selection will apply to either authority chosen in Section 2. If you would like your Agent to receive copies of account statements or trade confirmations, check the appropriate box(es) below. If you do not make a selection, your Agent will not receive duplicate materials. Mail duplicate account statements. Mail duplicate trade confirmations. Duplicate statement mailings apply only to Schwab One Brokerage accounts. ©2018 Charles Schwab & Co., Inc. All rights reserved. MemberSIPC. AFTIA (1216-PA87) APP13049-24 (07/18)

©2018 Charles Schwab & Co., Inc. All rights reserved. MemberSIPC. AFTIA (1216-PA87) APP13049-24 (07/18)

Power of Attorney	Page 3 of 7

Power of Attorney 4 Provide Agent Information Agent’s General Information Please provide information on the Agent (“Attorney-in- Fact”) and/or Authorized Check User being granted POA. Name Title, First Middle Name Last Name, Suffix Are you (the Agent) known by another name? Please specify. Securities industry regulations require that we collect this information. Include mailing address if different from your home/legal address. Social Security Number Date of Birth mm/dd/yyyy Home/Legal Street Address No P.O. Boxes City State Zip Code Mailing Address P.O. Boxes may be used City State Zip Code If you want to add more than one Agent, please complete a Power of Attorney form for each additional Agent. Home Phone Mobile Phone Work Phone Extension Email Address Mother’s Maiden Name Country(ies) of Citizenship Please list all. USA Other(s) Country of Citizenship 1 Country of Citizenship 2, if applicable Agents must be U.S. citizens or U.S. resident aliens with a U.S. mailing address. Agents with authority on Schwab Bank accounts, including a Schwab Bank High Yield Investor Checking® account linked to a Schwab One® brokerage account, must also be living in the United States. Choose only one ID type and provide the requested information. Country of Legal Residence Please select only one box. USA Other Other Country of Legal Residence ID Type and Number Please select only one box and provide the relevant information below. Driver’s License Passport U.S. Government-Issued ID ID Number Country/State of ID Issuance ID Expiration Date mm/dd/yyyy Marital Status Single Married Divorced Widowed Number of Dependents Securities industry regulations require that we collect this information. Agent’s Employment Information Please select only one box. Employed Self-Employed Retired Homemaker Student Not Employed Employer Name/Business Name Business Street Address City State Zip Code ©2018 Charles Schwab & Co., Inc. All rights reserved. MemberSIPC. AFTIA (1216-PA87) APP13049-24 (07/18)

©2018 Charles Schwab & Co., Inc. All rights reserved. MemberSIPC. AFTIA (1216-PA87) APP13049-24 (07/18)

Power of Attorney	Page 4 of 7

Power of Attorney If you selected “Employed” or “Self-Employed,” please select one option that best describes your occupation. Occupation Business Owner/Self-Employed Executive/Senior Management Medical Professional Legal Professional Accounting Professional Financial Services/Banking Professional Information Technology Professional Other Professional U.S. Government Employee (Federal/State/Local) Foreign Government Employee (Non-U.S.) Military Educator Clerical/Administrative Services Trade/Service Career (Labor/Manufacturing/Production) Sales/Marketing Consultant Other Please Specify: Agent’s Financial Information Please select only one box in each section. Securities industry regulations require that we collect this information. Investment Experience None Limited Good Extensive Annual Income Under $15,000 $15,000-$24,999 $25,000-$49,999 $50,000-$99,999 $100,000 or more Liquid Net Worth Liquid net worth is the part of net worth that can be easily turned into cash. Liquid net worth includes investments like stocks and mutual funds, but not assets like real estate or cars that are difficult to convert quickly. Under $25,000 $25,000-$49,999 $50,000-$99,999 $100,000-$249,999 $250,000 or more $ Specify dollar amount if $250,000 or more The next seven questions are required. 1. Are you affiliated with or employed by a stock exchange or member firm of an exchange or FINRA, or a municipal securities broker-dealer? Yes Please attach a letter from your employer approving your role as POA on this account. No 2. Are you a director, 10% shareholder or policy-making officer of a publicly held company? No Yes If yes, please list all companies below. Company Name Trading Symbol Company Name Trading Symbol ©2018 Charles Schwab & Co., Inc. All rights reserved. MemberSIPC. AFTIA (1216-PA87) APP13049-24 (07/18)

©2018 Charles Schwab & Co., Inc. All rights reserved. MemberSIPC. AFTIA (1216-PA87) APP13049-24 (07/18)

Power of Attorney	Page 5 of 7

Power of Attorney These questions are required. If you do not complete these questions, we will not be able to process this form. If you select yes for any of these questions and are not registered as an Investment Advisor, you must also complete Section 5. 3. Are you being paid for providing investment advice on this account? Yes, I am. No, I am not. Please note: If a POA is receiving compensation for providing investment advice, that person may need to be registered as an Investment Advisor with the Securities and Exchange Commission (SEC) or the applicable state securities regulator. Registration laws and exemptions from registration vary by state. Many states require registration if a POA is receiving compensation for investment advice from just one client. The POA should consult with legal counsel and/or publicly available resources at www.nasaa.org and/or www.sec.gov to understand the Investment Advisor registration requirements. It is the legal responsibility of the POA to ensure he/she is complying with the Investment Advisor registration laws that apply to him/her. 4. Are you being paid for providing investment advice on any other Schwab account? Yes, I am. No, I am not. 5. Are you a Registered Investment Advisor (Federal or State)? Yes, I am. Please complete the fields below. No, I am not. Firm Name or DBA Firm Tax Identification Number (TIN) State or Federal Investment Advisor Registration Number 6. Is your employer being paid for providing investment advice on this account? Yes, my employer is. No, my employer is not. 7. Is your employer a Registered Investment Advisor (Federal or State)? Yes, my employer is. Please complete the fields below. No, my employer is not. Firm Name or DBA Firm Tax Identification Number (TIN) State or Federal Investment Advisor Registration Number 5 Provide Supplemental Agent Information (Only If Agent Is Compensated and Not Registered) If your Agent is receiving compensation in connection with this account but is not registered as an Investment Advisor, your Agent must complete these questions. Otherwise, continue to the next section. Do you or your employer qualify as a “family office” under the Investment Advisers Act, meaning that you provide advice to clients of a single family only, the family clients own the office, and you do not hold yourself out to the public as an Investment Advisor? Yes No Are you a lawyer, accountant, engineer or teacher (“professional”), and is any investment advice you provide incidental to the practice of your profession? Yes No If yes, please provide Schwab with a letter from your attorney and/or supporting documentation for your Agent’s claim of exemption Are you legally exempt from registration as an Investment Advisor under federal or state law or for some other reason? Yes No from registration under the Investment Advisers Act. Basis for Exemption ©2018 Charles Schwab & Co., Inc. All rights reserved. MemberSIPC. AFTIA (1216-PA87) APP13049-24 (07/18)

©2018 Charles Schwab & Co., Inc. All rights reserved. MemberSIPC. AFTIA (1216-PA87) APP13049-24 (07/18)

Power of Attorney	Page 6 of 7

Power of Attorney 6 Provide Agent Signature Please make sure your Agent (“Attorney-in-Fact”) signs and dates this section. The Agent’s signature DOES NOT need to be notarized. By signing this Power of Attorney form, I acknowledge that I have received and read the attached Schwab Power of Attorney Authorization and Agreement and retained a copy for my records. I acknowledge that my signature signifies and constitutes my agreement to the terms and conditions set forth in the attached Schwab Power of Attorney Authorization and Agreement, including the Agent’s Terms and Conditions in Section 3 and, if applicable, the Schwab Bank Agent’s Terms and Conditions in Section 7. The Schwab Power of Attorney Authorization and Agreement contains a predispute arbitration clause. I acknowledge receipt of the predispute arbitration clause contained in Section 4, pages 3 and 4, of the Schwab Power of Attorney Authorization and Agreement. Today’s Date mm/dd/yyyy Print Name Title 7 Authorization Agreement and Account Holder Signature(s) Please read, sign and obtain notarization for Account Holder signature(s) below and on the following page. By signing this Power of Attorney form, I certify that I have carefully read the provisions of this document, including the attached Power of Attorney Authorization and Agreement, and I understand that it authorizes my Agent, herein named, to exercise all rights and powers set forth above with respect to my brokerage account and, if appropriate, my Schwab Bank High Yield Investor Checking® account, and I understand that anything my Agent may do in the exercise of such rights and powers is fully binding upon me. I authorize Schwab (and Schwab Bank, if applicable) and other persons to whom Schwab (or Schwab Bank) has given instructions in order to implement my Agent’s instructions; to rely on my Agent’s instructions without obtaining my approval, countersignature or co-signature; and to take other actions necessary or incidental to the execution of such instructions. If I have named more than one Agent, I agree that each Agent may act independently and without the consent of any other Agent. I understand that this is not a durable POA and that all authority granted to my Agent shall cease automatically upon Schwab (or Schwab Bank, if applicable) receiving written notification from a licensed physician of my mental disability, incompetence, incapacity or death. If this POA relates to a trust account, each Trustee certifies that the trust instrument authorizes the delegation of authorities as indicated within this Power of Attorney form and such delegation is not prohibited by the laws that govern the trust. FURTHERMORE, BY SIGNING THIS FORM, I ACKNOWLEDGE THAT THE ATTACHED POWER OF ATTORNEY AUTHORIZATION AND AGREEMENT RELATES TO MY ACCOUNT(S) AND IS PART OF (A) THE ACCOUNT AGREEMENT BETWEEN SCHWAB AND ME FOR MY BROKERAGE ACCOUNT AND, IF APPLICABLE, (B) THE ACCOUNT AGREEMENT BETWEEN SCHWAB BANK AND ME FOR MY SCHWAB BANK HIGH YIELD INVESTOR CHECKING ACCOUNT. I ACKNOWLEDGE THAT I HAVE RECEIVED AND READ THE ATTACHED POWER OF ATTORNEY AUTHORIZATION AND AGREEMENT AND RETAINED A COPY FOR MY RECORDS AND THAT IT IS MY RESPONSIBILITY TO PROVIDE A COPY TO MY AGENT(S) IF I SO DESIRE. I understand that I am responsible for providing my Agent(s) with all agreements, disclosures and notices regarding my account(s) and this POA. I understand that I have the right to revoke or terminate this POA at any time by providing written notice to Schwab or Schwab Bank. I understand that if I have a Schwab Bank High Yield Investor Checking account, I may contact or be contacted by Schwab or Schwab Bank regarding this POA. The Schwab Power of Attorney Authorization and Agreement includes a predispute arbitration clause. I acknowledge receipt of the predispute arbitration clause contained in Section 4, pages 3 and 4, of the Schwab Power of Attorney Authorization and Agreement. Today’s Date mm/dd/yyyy Print Name Title Today’s Date mm/dd/yyyy Print Name Title ©2018 Charles Schwab & Co., Inc. All rights reserved. MemberSIPC. AFTIA (1216-PA87) APP13049-24 (07/18)

©2018 Charles Schwab & Co., Inc. All rights reserved. MemberSIPC. AFTIA (1216-PA87) APP13049-24 (07/18)

Power of Attorney	Page 7 of 7

Power of Attorney 8 Obtain Notarization for Account Holder Signature(s) All Account Holder signatures must be notarized. The Agent’s signature DOES NOT need to be notarized. Notice to CA Residents: A notary public or other officer completing this certificate verifies only the identity of the individual(s) who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document. Certificate of Acknowledgment of Notary Public* State of in the County of On mm/dd/yyyy the above-named individual(s) personally appeared before me and proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/ they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument, the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument. I certify under PENALTY OF PERJURY that the foregoing paragraph is true and correct. (NOTARY SEAL) Notary Signature Today’s Date mm/dd/yyyy Print Notary Name My Commission Expires mm/dd/yyyy *If your state law permits, notaries may attach the appropriate notarizing declaration in lieu of this notarization. 9 Return Instructions • Upload online with secure messaging (if you are an existing client and have online access to your account). 1. Go to Schwab.com and log in to your account. 2. Click the Message Center link (under Service), and then click the Upload Document link. 3. Upload your form as an attachment by clicking the Add File button. 4. When your message is complete, click Send. • Fax to 1-888-526-7252. • Bring to your nearest Schwab branch (visit Schwab.com/branch for locations). • Mail to any of the following addresses: Regular Mail (West) Charles Schwab & Co., Inc. P.O. Box 982600 El Paso, TX 79998-2600 Regular Mail (East) Charles Schwab & Co., Inc. P.O. Box 628291 Orlando, FL 32862-8291 Overnight Mail (West) Charles Schwab & Co., Inc. 1945 Northwestern Drive El Paso, TX 79912 Overnight Mail (East) Charles Schwab & Co., Inc. 1958 Summit Park Dr., Ste. 200 Orlando, FL 32810 Brokerage Products: Not FDIC-Insured • No Bank Guarantee • May Lose Value Charles Schwab & Co., Inc. and Charles Schwab Bank are separate but affiliated companies and subsidiaries of The Charles Schwab Corporation. Brokerage products are offered by Charles Schwab & Co., Inc., Member SIPC. Deposit and lending products and services are offered by Charles Schwab Bank, Member FDIC and an Equal Housing Lender. ©2018 Charles Schwab & Co., Inc. All rights reserved. MemberSIPC. AFTIA (1216-PA87) APP13049-24 (07/18)

©2018 Charles Schwab & Co., Inc. All rights reserved. MemberSIPC. AFTIA (1216-PA87) APP13049-24 (07/18)

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Power of Attorney Authorization and Agreement	Page 1 of 6

•	Please read and retain for your files. - Client Copy

•

Sections 1–4 relate to your brokerage account and are part of the Account Agreement between each Account Holder and Schwab. Sections 5–7 relate to your Schwab Bank High Yield Investor Checking® account and are part of the Account Agreement between each Account Holder and Schwab Bank, if applicable. The terms “I,” “me” and “my” refer to each Schwab or Schwab Bank Account Holder.

•

Please note that for the purposes of this Power of Attorney (POA), the term “brokerage account” refers to your account with Charles Schwab & Co., Inc. (“Schwab”), a registered broker-dealer, and the term “Schwab Bank High Yield Investor Checking account” (“High Yield Investor Checking account”) refers to your account with Charles Schwab Bank (“Schwab Bank”), an Equal Housing Lender and Member FDIC.

Section 1: Account Holder’s Authorization of Agent’s Powers

I authorize Schwab to take such actions as Schwab deems necessary to carry out instructions Schwab receives from me and/or Agent. I further authorize Schwab, in its sole discretion and for whatever reason, to request additional documentation from me prior to executing any transaction requested by my Agent. If I have appointed two or more Agents, both Agents will have identical powers as indicated in Section 2 of the Power of Attorney form, and I hereby authorize them to act alone and without the consent of the other Agent or Agents, with respect to the powers granted. In addition, I hereby authorize Schwab, in its sole discretion, to restrict my Account from further activity in the event the Agents enter conflicting or inconsistent instructions.

I authorize Schwab to mail duplicate copies of account statements and/or trade confirmations to the Agent(s), if I have so indicated by checking the boxes in Section 3. If Agent is associated with a securities firm of the

Financial Industry Regulatory Authority (“FINRA”), Schwab is authorized to deliver information concerning my Account, including duplicate confirmations and account statements, to such firm upon written request.

For both FPOA and LPOA, the Agent’s authority will include, without limitation, the authority in the same manner and to the same extent as any Account Holder:

•	to give instructions for transactions in securities and financial instruments, including the buying and selling of stocks, bonds, debentures, notes, subscription warrants, stock purchase warrants, options, mutual fund shares, evidences of indebtedness, and any other securities, instruments or contracts relating to securities; and

•	(where necessary to complete any transaction) to transfer, convert, endorse, sell, assign, set over and deliver any assets held in the Account (the “Account Assets”) and to make, execute and deliver any and all written instruments of assignment and transfer; and

•	to update certain account information, but not to change the account mailing address.

At its discretion, Schwab may, but is not obligated to, decline to accept certain updated account information from the Agent. The Agent under an LPOA is not authorized to withdraw or direct the disbursement of Account Assets from the Account. If my Account has a Margin and Short Account feature approved by Schwab, Agent is authorized to trade on margin, to sell short, to borrow securities, to otherwise cause credit to be extended through the Account, and to secure the performance of obligations in the Account with Account Assets. If my Account is authorized for options trading, after an options trading application is completed by the Agent and approved by Schwab, Agent is authorized to place options orders. Whenever this Power of Attorney is attached to any instrument of assignment or transfer, all persons shall be entitled, without further inquiry or investigation and regardless of the date of such Power of Attorney, to act in reliance upon the assumption that the Account Assets named in such instrument were duly and properly transferred, endorsed, sold, assigned, set over and delivered, and that with respect to such Account Assets the authority conferred herein is still in full force and effect. And, for FPOA only, the authority in the same manner and to the same extent as any Account Holder:

•	to withdraw or direct the disbursement of money held in the Account in or into the name of any person or entity, including the Account Holder, the Agent or upon Agent’s instructions (but not to change or create joint or multiple-party accounts); and

•	on my behalf, to enter into further agreements with Schwab regarding my Account, and generally take all actions necessary in connection with the Account, or which are considered desirable by the Agent.

Notwithstanding the aforementioned, if this trading authorization applies to an IRA, QRP, 403(b)(7) or Keogh account (“Retirement Account”) for which Schwab or its affiliate and/ or any successor acts as trustee or custodian, this authorization shall allow the Agent to provide trading instructions to Schwab. However, such instructions shall be limited to purchase, exchange and sell orders in any investment permitted by the terms of the Retirement Account and pursuant to Schwab policy, and other incidental transactions subject to the limitations described herein.

And, for FPOA on a Retirement Account only, the authority in the same manner and to the same extent as any Account Holder:

•	to direct distributions from the Retirement Account (other than to the Agent) and to make any elections in connection therewith (including, without limitation, elections relating to tax withholding); and

•	(if authorized) to execute any beneficiary designation for any Retirement Account held for my benefit at Schwab in favor of any party other than the Agent himself or herself. And, for Authorized Check User only, the Agent’s authority will include, without limitation, the authority in the same manner and to the same extent as any Account Holder to write checks to any person or entity. I agree that until this Power of Attorney is revoked by written notice to Schwab and all checks delivered to the Agent are returned, Schwab may continue to honor all checks written against the Account by the Agent.

Section 2: Account Holder’s Terms and Conditions

All orders and transactions will be governed by the terms and conditions of all account agreements as applicable to my Account.

Role of Charles Schwab & Co., Inc. I

acknowledge and agree that:

•	Schwab will merely effect trades as directed by Agent (LPOA and FPOA only);

•	Schwab will not give legal or tax advice;

•	Agent and I are responsible for determining the nature, potential value and suitability for me of any particular investment strategy, transaction (including futures transactions) or security (including equities and options); I will not rely on Schwab for this purpose and, unless (1) required by applicable law, or (2) a Schwab representative gives advice directly to me or Agent that is clearly identified as a Schwab recommendation for me to enter into a particular transaction or to buy or sell a particular security, Schwab has no responsibility for any such determination;

•	Schwab is not acting as a fiduciary;

©2018 Charles Schwab & Co., Inc. All rights reserved. MemberSIPC.     AFTIA (1216-PA87)     APP13049-24 (07/18)

Power of Attorney Authorization and Agreement - Client Copy	Page 2 of 6

•	I (and not Schwab) am responsible for investigating and selecting Agent;

•	Agent is not affiliated with or controlled or employed by Schwab, and Schwab has not approved, recommended or endorsed Agent;

•	Agent, and not Schwab, is solely responsible for determining if Agent is required to be registered as an Investment Advisor with a state agency or the Securities and Exchange Commission (SEC). Registration rules vary by state. I agree that it is Agent’s responsibility, and not Schwab’s, to check his/her state’s applicable rules;

•	Unless required by applicable law, Schwab has no duty to review, supervise or monitor any investment decision, trading activity or transaction by Agent in my Account; and

•	Schwab reserves the right, in its sole discretion, to no longer honor instructions for Agent and will notify me if it chooses to do so.

In addition, I have investigated the business experience, qualifications and reputation of my Agent and am satisfied with the experience, qualifications and reputation of my Agent.

I understand that Schwab has not provided any advice to me regarding this Power of Attorney, and if there is anything about this Power of Attorney that I do not understand, I should consult with my attorney for an explanation.

Indemnification. I hereby ratify and confirm any and all transactions, trades or dealings effected in and for my Schwab Account by my Agent, and I agree to indemnify and hold harmless Schwab, its affiliates, and their directors, officers, employees and agents from and against all claims, actions, judgments, settlement amounts, costs and liabilities, including attorneys’ fees, arising out of or relating to:

•	their reliance on this Power of Attorney;

•	Schwab’s execution of Agent’s instructions; and

•	Schwab’s execution of disbursement instructions received from Agent (FPOA and Authorized Check User only).

Furthermore, I agree to indemnify and hold Schwab harmless from, and to pay Schwab promptly upon demand for, any and all losses or financial obligations which may arise from the acts or omissions of the Agent with respect to my Account. I also agree that since Schwab will not review, supervise or monitor trading by the Agent in my Account, Schwab will not be liable and I will not attempt to hold Schwab liable for any trade or decision made by the Agent whom I have selected, regardless of whether or not any such trade or decision was specifically authorized by me.

Termination of Authority. This Power of Attorney, authorization and indemnification will remain in effect until Schwab is notified in writing of my death, mental disability, incompetence or incapacity or until I have revoked it by written notification, and such notification is received by Schwab. Such revocation will not affect my obligations resulting from transactions initiated prior to Schwab’s receipt of notice of revocation.

Transfer Agent (LPOA and FPOA only). To induce any transfer agent or other third party to act hereunder, I hereby agree that any transfer agent or other third party receiving a duly executed copy or facsimile of this Power of Attorney may act upon it, and that revocation or termination hereof shall be ineffective as to such transfer agent or other third party unless and until actual notice or knowledge of such revocation or termination shall have been received by such transfer agent or other third party, and I, for myself and for my heirs, executors, legal representatives and assigns, hereby agree to indemnify and hold harmless any such transfer agent or third party from and against any and all claims that may arise against such transfer agent or other third party by reason of such transfer agent or third party having relied on this instrument.

Assignment. This Power of Attorney supplements and in no way limits or restricts rights which Schwab may have under existing law or any other agreement with me. This

Power of Attorney will bind my heirs, executors, administrators, successors and assigns, and will benefit Schwab’s successors, affiliates and assigns.

Governing Law. The laws of the state of California (but not the choice of law doctrines), as applied to agreements signed and performed in California, shall apply and bind the parties in any and all questions arising under this Power of Attorney, including questions of validity, interpretation and performance, except that the arbitration agreement in Section 4 shall be governed by the Federal Arbitration Act.

Arbitration. I agree to the arbitration provisions in Section 4, which also includes required arbitration disclosures.

Section 3: Agent’s Terms and Conditions

The undersigned Agent and Charles Schwab & Co., Inc. (“Schwab”) agree that the authority conferred on the Agent by the Power of Attorney executed by the Account Holder (“Customer”) shall be exercised in accordance with the following terms and conditions (“Agreement”):

Authorization to Make Transactions in the Customer’s Account. Agent may give instructions and take actions with respect to the Account pursuant to the Power of Attorney. Customer may revoke the Power of Attorney at any time by giving written notice to Schwab. Customer will have concurrent full authority at all times to take actions and place orders for the Account. Agent agrees not to take any actions that exceed the authority under the Power of Attorney or any other agreement between the Agent and the Customer.

Role of Charles Schwab & Co., Inc. Unless required by applicable law, Schwab will not make or review trading or investment decisions or offer legal or tax advice and is not in any way responsible for reviewing, supervising or monitoring any investment decision or trading activity in a Customer’s account. Customer and Agent are responsible for determining the nature, potential value and suitability for Customer of any particular investment strategy, transaction (including futures transactions) or security (including equities and options); Agent will not rely on Schwab for this purpose and, unless (1) required by applicable law, or (2) a Schwab representative gives advice directly to Agent that is clearly identified as a Schwab recommendation for Agent to enter into a particular transaction or to buy or sell a particular security, Schwab has no responsibility for any such determination.

Trade Confirmations and Account Statements.

Unless the Customer directs otherwise, Schwab will not automatically send duplicate trade confirmations and account statements to the Agent.

Agent’s Relationship to Schwab. If appointed FPOA or LPOA, Agent hereby represents that he/she is familiar with and has reviewed the investment goals, guidelines and objectives of the Customer and will invest in a way that is consistent with the Customer’s stated goals and objectives. Such Agent will not represent to Customer that Schwab and Agent are affiliated or have any relationship other than that described in this Agreement; that Schwab endorses or recommends the Agent; that Schwab provides any advice other than that described in this Agreement; that Schwab participates in or reviews Agent’s trading decisions; or that Schwab manages, supervises or monitors trading in the Account.

Any Agent agrees to immediately notify Schwab of the Customer’s death or any termination or revocation of the Power of Attorney and/or modification of the Power of Attorney; Agent also agrees to notify Schwab of any incapacity, incompetence or mental disability of the Customer that would render the Power of Attorney void.

Compliance with Applicable Law. Agent will comply with all applicable state and federal laws (including the Investment Advisers Act of 1940 and comparable state laws), rules and regulations as they may be amended from time to time, including, without limitation, making such disclosure as may be required by applicable law, rule or regulation.

Agent further agrees that Agent, and not Schwab, is solely responsible for determining if Agent is required to be registered as an Investment Advisor with a state agency or the Securities and Exchange Commission (SEC).

Registration rules vary by state. Agent agrees to check his/her state’s applicable rules.

Compliance with FINRA Rules of Fair Practice.

Agent represents and warrants that, unless the Agent has given Schwab written notice to the contrary, Agent is not “associated” with a member of the Financial Industry Regulatory Authority, within the meaning of Article I(Q) of the FINRA bylaws. Agent agrees to give Schwab

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prompt and written notice if Agent later becomes so associated in accordance with FINRA’s Conduct Rule 3050 (formerly Section 28 of the Rules of Fair Practice).

Information. Agent will provide promptly any information reasonably requested by Schwab concerning the management of the Account or compliance with this Agreement. If questions arise concerning compliance with any law, whether federal or state, Agent will take any action believed by Schwab to be necessary to ensure compliance with applicable law. This provision shall not be read to imply that Schwab has any duty to supervise or monitor Agent’s management of Customer’s accounts or compliance with applicable law. Agent represents and warrants that all information Agent provides to Schwab in this Agreement, or otherwise at any time, is true, accurate and complete. If any information Agent furnishes to Schwab becomes materially inaccurate, false, or otherwise misleading, Agent agrees to notify Schwab promptly and take such action as is necessary to revise such information.

Verification. Agent authorizes Schwab to inquire from any source, including a consumer reporting agency, as to Customer’s identity (as required by federal law), creditworthiness and ongoing eligibility for the Account (and that of Customer’s spouse, if Customer lives in a community property state) at account opening, at any time throughout the life of the Account, and thereafter for debt collection or investigative purposes.

Monitoring of Conversations. Agent agrees that Schwab may, but is not obligated to, record telephone calls to monitor the quality of service Agent or Customer receives, to verify securities transaction information or for any other valid purpose. Agent acknowledges that Schwab may not be able to locate a tape recording unless Schwab is provided the date and time of the conversation and the full name of the Schwab representative involved in the conversation. Agent agrees that Schwab has the sole right to determine how long tape recordings will be retained.

Sale and Control of Restricted Securities (LPOA and FPOA only). Before instructing Schwab to sell securities that are:

•	“restricted securities” or securities of an issuer of which Agent or the Customer is an “affiliate” (as those terms are defined in Rule 144 under the Securities Act of 1933), or

•	securities that are being sold in reliance on Rule 701 or Rule 145 under such Act, or

•	securities of which the Customer or the Agent and the issuer or its underwriter have entered into an agreement restricting the transferability of such securities,

Agent agrees to tell Schwab the status of such securities and promptly furnish whatever information and documents (including opinions of legal counsel, if requested) that Schwab requests in order to comply with its regulatory duties.

Agent agrees not to hold Schwab liable for delays in the sale or settlement of such securities, or the release of proceeds from such sale resulting from the failure of the issuer’s counsel to issue in a timely manner or to approve any necessary legal opinion, or any other action or failure to act of any person or entity other than Schwab.

Agent agrees not to tender any such securities as collateral for an obligation the Customer owes Schwab, unless Agent first obtains Schwab’s prior written consent.

Indemnification. Agent agrees to indemnify and hold harmless Schwab, its affiliates and their directors, officers, employees and Agents from and against all claims, actions, judgments, settlement amounts, cost and liabilities, including attorneys’ fees, arising out of or relating to:

•	any breach by Agent of any provision of this Agreement;

•	the performance or non-performance of the Agent’s services; and

•	any dispute involving Agent and Customer.

Entire Agreement. This Agreement contains all of the agreements, representations and understandings made between Agent and Schwab. All modifications and amendments must be in writing and signed by Schwab.

Schwab may amend the Agreement with advance notice to Agent.

Assignment. Schwab may assign its rights and obligations under this Agreement to any subsidiary, affiliate or successor by merger or consolidation without notice to the Agent, or to any other entity after 30 days’ written notice to Agent. Agent may not assign this Agreement without Schwab’s prior written consent. This Agreement is binding upon and will inure to the benefit of each party’s successors, heirs, legal representative and permitted assigns.

Waivers. The failure of either party at any time to require performance by the other party of any provision of this Agreement will not affect in any way the right to require such performance at any time thereafter. The waiver by either party of a breach of any provision hereof will not be taken or held to be a waiver of the provision itself.

Governing Law. The laws of the state of California (but not the choice of law doctrines), as applied to agreements signed and performed in California, shall apply and bind the parties in any and all questions arising under this Power of Attorney, including questions of validity, interpretation and performance, except that the arbitration agreement in Section 4 below shall be governed by the Federal Arbitration Act.

Arbitration. Agent agrees to the arbitration provisions in Section 4, which also includes required arbitration disclosures.

Section 4: Account Holder and Agent Agree to Arbitration

Required Arbitration Disclosures. Regulatory authorities require that any brokerage agreement containing a predispute arbitration agreement must disclose that this agreement contains a predispute arbitration clause. This Agreement contains a predispute arbitration clause. By signing an arbitration agreement, the parties agree as follows:

•	All parties to this Agreement are giving up the right to sue each other in court, including the right to a trial by jury, except as provided by the rules of the arbitration forum in which a claim is filed.

•	Arbitration awards are generally final and binding; a party’s ability to have a court reverse or modify an arbitration award is very limited.

•	The ability of the parties to obtain documents, witness statements and other discovery is generally more limited in arbitration than in court proceedings.

•	The arbitrators do not have to explain the reason(s) for their award unless, in an eligible case, a joint request for an explained decision has been submitted by all parties to the panel at least 20 days prior to the first scheduled hearing date.

•	The panel of arbitrators will typically include a minority of arbitrators who were or are affiliated with the securities industry.

•	The rules of some arbitration forums may impose time limits for bringing a claim in arbitration. In some cases, a claim that is ineligible for arbitration may be brought in court.

•	The rules of the arbitration forum in which the claim is filed, and any amendments thereto, shall be incorporated into this Agreement.

No person shall bring a putative or certified class action to arbitration, nor seek to enforce any predispute arbitration agreement against any person who has initiated in court a putative class action; or who is a member of a putative class who has not opted out of the class with respect to any claims encompassed by the putative class action until:

1.	the class certification is denied;

2.	the class is decertified; or

3.	the customer is excluded from the class by the court.

Such forbearance to enforce an agreement to arbitrate shall not constitute a waiver of any rights under this Agreement except to the extent stated herein.

Arbitration Agreement. Any controversy or claim arising out of or relating to (i) this Agreement, any other agreement with Schwab, an instruction or authorization provided to Schwab or the breach of any such agreements, instructions, or authorizations; (ii) the Account, any other Schwab account or Services; (iii) transactions in the Account or any other Schwab account; (iv) or in any way arising from the relationship with Schwab, its parent, subsidiaries, affiliates, officers, directors, employees, agents or service

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providers (“Related Third Parties”), including any controversy over the arbitrability of a dispute, will be settled by arbitration.

This arbitration agreement will be binding upon and inure to the benefit of the parties hereto and their respective representatives, attorneys-in-fact, heirs, successors, assigns and any other persons having or claiming to have a legal or beneficial interest in the Account, including court-appointed trustees and receivers. This arbitration agreement will also inure to the benefit of third-party service providers that assist Schwab in providing Services (“Third-Party Service Providers”) and such Third-Party Service Providers are deemed to be third-party beneficiaries of this arbitration agreement.

The parties agree that this arbitration agreement will apply even if the application to open the Account is denied and will survive the closure of your Account and/or the termination of services rendered under this Agreement.

Such arbitration will be conducted by, and according to the securities arbitration rules and regulations then in effect of, the Financial Industry Regulatory Authority (FINRA) or any national securities exchange that provides a forum for the arbitration of disputes, provided that Schwab is a member of such national securities exchange at the time the arbitration is initiated. Any party may initiate arbitration by filing a written claim with FINRA or such eligible national securities exchange. If arbitration before FINRA or an eligible national securities exchange is unavailable or impossible for any reason, then such arbitration will be conducted by, and according to the rules and regulations then in effect of, the American Arbitration Association (AAA). If arbitration before the AAA is unavailable or impossible for any reason, the parties agree to have a court of competent jurisdiction appoint three (3) arbitrators to resolve any and all disputes or controversies between or among the parties. Each party shall bear its own initial arbitration costs, which are determined by the rules and regulations of the arbitration forum. In the event of financial hardship, the arbitration forum may waive certain costs in accordance with such rules. At the conclusion of the hearing, the arbitrators will decide how to assess the costs of the arbitration among the parties.

Any award the arbitrator makes shall be final and binding, and judgment on it may be entered in any court having jurisdiction. This arbitration agreement shall be enforced and interpreted exclusively in accordance with applicable federal laws of the United States, including the Federal Arbitration Act. Any costs, fees or taxes involved in enforcing the award shall be fully assessed against and paid by the party resisting enforcement of said award.

For FINRA arbitrations, FINRA will appoint a single public arbitrator in customer cases decided by one arbitrator. In customer cases decided by three arbitrators, investors have the option of choosing an arbitration panel with two public arbitrators and one non-public arbitrator (Majority-Public Panel Rule) or a panel of all public arbitrators (Optional All- Public Panel Rule). If the customer declines to elect a panel selection method in writing by the applicable deadline, the Majority-Public Panel Rule for selecting arbitrators will apply.

All notices from one party to the other involving arbitration shall be considered to have been fully given when so served, mailed by first-class, certified or registered mail, or otherwise given by other commercially accepted medium of written notification.

In addition to the above provisions, if a party to this Agreement is or becomes a non-U.S. resident at the time of any controversy subject to this arbitration agreement, such party acknowledges and agrees to the following additional provisions:

(1)	The rules of the organization administering the arbitration specifically provide for the formal designation of the place at which the arbitration is to be held.

(2)

Entering into this Agreement constitutes consent to submit to the personal jurisdiction of the courts of the state of California, U.S.A., to interpret or enforce any or all of these arbitration provisions. Judgment on any arbitration award may be entered in any court having jurisdiction, or application may be made to such court for judicial acceptance of the award and an order of enforcement, as the case may be.

(3)

The exclusive language to be used by the parties and the arbitrators in the arbitration proceedings shall be English. Any party wishing an interpreter shall make all arrangements directly with the interpreter and shall assume all costs of the service.

(4)

If a party is a foreign government or state, state-owned or state-operated enterprise or other instrumentality of a foreign government or state, such party waives all rights of sovereign immunity and neither the Federal Act of State doctrine nor the doctrine of sovereign immunity shall apply insofar as any enforcement in courts located in the U.S.A. is concerned.

Section 5: Schwab Bank Account Holder’s Authorization of Agent’s Powers

I authorize Charles Schwab Bank (“Schwab Bank”) to take such actions as Schwab Bank deems necessary to carry out instructions Schwab Bank receives from me and/or Agent. I further authorize Schwab Bank, in its sole discretion and for whatever reason, to request additional documentation from me prior to executing any transaction requested by my Agent. If I have appointed two or more Agents, both Agents will have identical powers as indicated in Section 2 of the Power of Attorney form, and I hereby authorize them to act alone and without the consent of the other Agent or Agents with respect to the powers granted. In addition, I hereby authorize Schwab Bank, in its sole discretion, to restrict my Schwab Bank High Yield Investor Checking® account from further activity in the event the Agents enter conflicting or inconsistent instructions.

For LPOA, my Agent’s authority consists of the authority to view account information, balances and transactions, but not to make withdrawals or transfer funds. My Agent may also request copies of specific account statements upon my request.

For FPOA, my Agent’s authority consists of unlimited authority to view account information, balances and transactions, transfer or withdraw money from my Account, including into the name of the Agent, to write checks against my Account, obtain stop payments and generally take any other actions with respect to my Account in the same manner and to the same extent as I am permitted to do. My Agent may also request copies of specific account statements upon my request. I understand that certain access devices may not be made available to my Agent. My Agent is authorized to update certain account information, but not to change the High Yield Investor Checking account mailing address nor to change or create joint accounts. At its discretion, Schwab Bank may, but is not obligated to, decline to accept certain updated account information from the Agent. My Agent is authorized on my behalf to enter into further agreements with Schwab Bank regarding my High Yield Investor Checking account and generally to take all actions necessary in connection with the Account, or which are considered desirable by the Agent.

Whenever this Power of Attorney is attached to any instrument of assignment or transfer, all persons shall be entitled, without further inquiry or investigation and regardless of the date of such Power of Attorney, to act in reliance upon the assumption that the Account Assets named in such instrument were duly and properly transferred, endorsed, sold, assigned, set over and delivered, and that with respect to such Account Assets the authority conferred herein is still in full force and effect.

Section 6: Schwab Bank Account Holder’s Terms and Conditions

All transactions will be governed by the terms and conditions of all account agreements as applicable to my High Yield Investor Checking account.

Role of Schwab Bank. I acknowledge and agree that:

•	Schwab Bank will merely effect transactions as directed by Agent (LPOA and FPOA);

•	Schwab Bank will not give legal or tax advice;

•	Schwab Bank is not acting as a fiduciary;

•	I (and not Schwab Bank) am responsible for investigating and selecting Agent;

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•	Agent is not affiliated with or controlled or employed by Schwab Bank, and Schwab Bank has not approved, recommended or endorsed Agent;

•	Unless required by applicable law, Schwab Bank has no duty to review, supervise or monitor any transaction by Agent in my High Yield Investor Checking account; and

•	Schwab Bank reserves the right, in its sole discretion, to no longer honor instructions for Agent and will notify me if it chooses to do so.

I understand that Schwab Bank has not provided any advice to me regarding this Power of Attorney, and if there is anything about this Power of Attorney that I do not understand, I should consult with my personal attorney for an explanation.

Indemnification. I hereby ratify and confirm any and all transactions or dealings effected in and for my High Yield Investor Checking account by my Agent, and I agree to indemnify and hold harmless Schwab Bank, its affiliates, and their directors, officers, employees and agents from and against all claims, actions, judgments, settlement amounts, costs and liabilities, including attorneys’ fees, arising out of or relating to:

•	their reliance on this Power of Attorney;

•	Schwab Bank’s execution of Agent’s instructions; and

•	Schwab Bank’s execution of disbursement instructions received from Agent (FPOA only).

Furthermore, I agree to indemnify and hold Schwab Bank harmless from, and to pay Schwab Bank promptly upon demand for, any and all losses or financial obligations which may arise from the acts or omissions of the Agent with respect to my High Yield Investor Checking account. I also agree that Schwab Bank will not be liable and I will not attempt to hold Schwab Bank liable for any transaction or decision made by the Agent whom I have selected, regardless of whether or not any such transaction or decision was specifically authorized by me.

Termination of Authority. This Power of Attorney, authorization and indemnification will remain in effect until Schwab Bank or Schwab is notified in writing of my death, mental disability, incompetence or incapacity or until I have revoked it by written notification, and such notification is received by Schwab Bank or Schwab. Such revocation will not affect my obligations resulting from transactions initiated prior to Schwab Bank’s or Schwab’s receipt of notice of revocation.

Assignment. This Power of Attorney supplements and in no way limits or restricts rights which Schwab Bank may have under existing law or any other agreement with me. This Power of Attorney will bind my heirs, executors, administrators, successors and assigns, and will benefit Schwab Bank’s successors, affiliates and assigns.

Governing Law. The laws of the state of Nevada (but not the choice of law doctrines), as applied to Schwab Bank agreements signed and/or performed by Schwab Bank, shall apply and bind the Account Holder(s) and Agent(s) in any and all questions arising under Sections 5 through 7 of this Power of Attorney Authorization and Agreement, including questions of validity, interpretation and performance. All other questions arising out of any other section of this Power of Attorney Application and Agreement shall be governed by California law.

Arbitration. The arbitration provision in the Schwab Bank Deposit Account Agreement applies to this Power of Attorney with respect to the Account Holder’s agreement with Schwab Bank.

Section 7: Schwab Bank Agent’s Terms and Conditions

The Agent signing in Section 6 of the Power of Attorney form and Schwab Bank agree that the authority conferred on the Agent by the Power of Attorney executed by the Schwab Bank High Yield Investor Checking® Account Holder (“Customer”) shall be exercised in accordance with the following terms and conditions:

Authorization to Make Transactions in the Customer’s Account. Agent may give instructions and take actions with respect to the Account pursuant to the Power of Attorney. Customer may revoke the Power of Attorney at any time by giving written notice to Schwab Bank or Schwab.

Customer will have concurrent full authority at all times to take actions for the Account. Agent agrees not to take any actions that exceed the authority under the Power of Attorney or any other agreement between the Agent and the Customer.

Role of Schwab Bank. Unless required by applicable law, Schwab Bank will not make or review transactions or investment decisions or offer legal or tax advice and is not in any way responsible for reviewing, supervising or monitoring any transactions in a Customer’s account.

Account Statements. Unless the Customer makes a specific request, Schwab Bank will not send duplicate account statements to the Agent.

Agent’s Relationship to Schwab Bank. Such Agent will not represent to Customer that Schwab Bank and Agent are affiliated or have any relationship other than that described in this Power of Attorney; that Schwab Bank endorses or recommends the Agent; that Schwab Bank provides any advice other than that described in this Power of Attorney; that Schwab Bank participates in or reviews Agent’s decisions; or that Schwab Bank manages, supervises or monitors transactions in the Account.

Any Agent agrees to immediately notify Schwab Bank of the Customer’s death or any termination or revocation of the Power of Attorney and/or modification of the Power of

Attorney; Agent also agrees to notify Schwab Bank of any incapacity, incompetence or mental disability of the Customer that would render the Power of Attorney void.

Compliance with Applicable Laws. Agent will comply with all applicable state and federal laws, rules and regulations as they may be amended from time to time, including, without limitation, making such disclosure as may be required by applicable law, rule or regulation.

Information. Agent will provide promptly any information reasonably requested by Schwab Bank concerning the management of the Account or compliance with this Power of Attorney. If questions arise concerning compliance with any law, whether federal or state, Agent will take any action believed by Schwab Bank to be necessary to ensure compliance with applicable law. This provision shall not be read to imply that Schwab Bank has any duty to supervise or monitor Agent’s management of Customer’s accounts or compliance with applicable law.

Agent represents and warrants that all information Agent provides to Schwab Bank in this Power of Attorney, or otherwise at any time, is true, accurate and complete. If any information Agent furnishes to Schwab Bank becomes materially inaccurate, false, or otherwise misleading, Agent agrees to notify Schwab Bank promptly and take such action as is necessary to revise such information.

Verification. Agent authorizes Schwab Bank to inquire from any source, including a consumer reporting agency, as to Agent’s identity (as required by federal law), creditworthiness and ongoing eligibility for the High Yield Investor Checking account at account opening, at any time throughout the life of the Account, and thereafter for debt collection or investigative purposes.

Recording and Monitoring Telephone Calls. Schwab Bank may record or monitor telephone calls between Agent and Schwab Bank. Schwab Bank need not remind Agent of such recording or monitoring before each call unless required to do so by law.

Indemnification. Agent agrees to indemnify and hold harmless Schwab Bank, its affiliates and their directors, officers, employees and Agent from and against all claims, actions, judgments, settlement amounts, cost and liabilities, including attorneys’ fees, arising out of or relating to:

•	any breach by Agent of any provision of this Power of Attorney;

•	the performance or non-performance of the Agent’s services; and

•	any dispute involving Agent and Customer.

Entire Agreement. This Power of Attorney and the Schwab Bank High Yield Investor Checking Account Agreement contain all of the agreements, representations and understandings made between Agent and Schwab Bank. All modifications and amendments must be in writing and signed by

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Schwab Bank. Schwab Bank may amend this Power of Attorney with advance notice to Agent.

Assignment. Schwab Bank may assign its rights and obligations under this Power of Attorney to any subsidiary, affiliate or successor by merger or consolidation without notice to the Agent, or to any other entity after 30 days’ written notice to Agent.

Agent may not assign this Power of Attorney without Schwab Bank’s prior written consent. This Power of Attorney is binding upon and will inure to the benefit of each party’s successors, heirs, legal representative and permitted assigns.

Waivers. The failure of either party at any time to require performance by the other party of any provision of this Power of Attorney will not affect in any way the right to require such performance at any time thereafter. The waiver by either party of a breach of any provision hereof will not be taken or held to be a waiver of the provision itself.

Governing Law. The laws of the state of Nevada (but not the choice of law doctrines), as applied to Schwab Bank agreements signed and/or performed by Schwab Bank, shall apply and bind the Customer(s) and Agent(s) in any and all questions arising under Sections 5 through 7 of this Power of Attorney Authorization and Agreement, including questions of validity, interpretation and performance. All other questions arising out of any other section of this Power of Attorney Authorization and Agreement shall be governed by California law.

Arbitration. With respect to its relationship with Schwab Bank, Agent agrees to the arbitration provision located in the Schwab Bank Deposit Account Agreement.

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